UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

WL ROSS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-36477	46-5188282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1166 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 826-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On February 11, 2016, WL Ross Holding Corp. (the “Company”) held its 2015 annual meeting of stockholders at the offices of the Company, located at 1166 Avenue of the Americas, New York, NY 10036 (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 49,455,807 shares of the Company’s common stock, representing 79.1% of the voting power of the shares of the Company’s common stock as of January 12, 2016, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Annual Meeting:

1.	To elect two Class I directors to serve on the Company’s Board of Directors (the “Board”) until the 2017 annual meeting of stockholders or until their successors are elected and qualified; and

2.	To ratify the selection by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Each matter is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2016. The voting results for each of these proposals are set forth below.

1.	Election of Directors

	For	Withheld	Broker Non-Votes
Wilbur L. Ross, Jr.	39,006,677	6,691,541	3,757,589
Lord William Astor	45,112,728	585,490	3,757,589

Based on the votes set forth above, each director nominee was duly elected to serve until the 2017 annual meeting of stockholders or until his successor is duly elected and qualified.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
49,040,847	3,364	411,596

There were no broker non-votes on this proposal.

Based on the votes set forth above, the stockholders ratified the selection by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

In addition, the Company expects to hold its 2016 annual meeting of stockholders by December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WL Ross Holding Corp.

Date: February 12, 2016	By:	/s/ Wendy Teramoto
	Name:	Wendy Teramoto
	Title:	Senior Vice President